UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES
OF SECURITIES PURSUANT TO
SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ALABAMA POWER COMPANY

(Exact name of registrant as specified in its charter)

Alabama	63-0004250
(State of incorporation or organization)	(IRS Employer Identification No.)

600 North 18th Street, Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered

10,000,000 shares 5.00% Class A Preferred Stock, Cumulative, Par Value $1 Per Share (Stated Capital $25 Per Share)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-216229
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the 10,000,000 shares of 5.00% Class A Preferred Stock, Cumulative, Par Value $1 Per Share (Stated Capital $25 Per Share) (the “new Class A Preferred Stock”) of Alabama Power Company (the “Company”). A description of the new Class A Preferred Stock is contained in (i) the Registration Statement on Form S-3 of the Company, Registration No. 333-216229, filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), under the caption “Description of the Class A Preferred Stock” and (ii) a final prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act under the caption “Description of the New Class A Preferred Stock”. Such descriptions are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit Number

1	Registration Statement on Form S-3, filed by the Company (Registration No. 333-216229) (incorporated herein by reference).

4(a)	Form of Amendment to Articles of Incorporation of the Company dated September 7, 2017, which includes resolutions of the Board of Directors of the Company establishing the new Class A Preferred Stock.

Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:	September 7, 2017	ALABAMA POWER COMPANY

		By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary